CIRCUS CIRCUS ENTERPRISES, INC., Issuer


                               AND


         FIRST INTERSTATE BANK OF NEVADA, N.A., Trustee


                          $200,000,000

                     SUPPLEMENTAL INDENTURE

                           DATED AS OF

                        FEBRUARY 1, 1996


             6.45% SENIOR NOTES DUE FEBRUARY 1, 2006













          Supplemental Indenture, dated as of February 1, 1996, between Circus Circus Enterprises, Inc., a Nevada corporation (hereinafter sometimes referred to as the "Company"), and First Interstate Bank of Nevada, N.A., a corporation organized and existing as a national banking association under the laws of the United States, as trustee (hereinafter sometimes referred to as the "Trustee").

                      WITNESSETH THAT:

               WHEREAS, the Company and the Trustee have entered into an Indenture (the "Indenture") dated as of the date hereof, providing for the issuance of debt securities in series; and

               WHEREAS, for its lawful corporate purposes, the Company desires to create and authorize the series of 6.45% Senior Notes due February 1, 2006 (hereinafter referred to as the "Notes") in an aggregate principal amount of $200,000,000, and, to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

               WHEREAS, the Notes and the certificates of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

       REGISTERED
       PRINCIPAL AMOUNT
       NO.
       $

       CUSIP NO.

               CIRCUS CIRCUS ENTERPRISES, INC.
                      6.45% SENIOR NOTE
                    DUE FEBRUARY 1, 2006

          UNLESS THIS NOTE IS PRESENTED BY AN
       AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
       COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW
       YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
       TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE
       ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR
       SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
       CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
       TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
       OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
       INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
       CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN
       WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED
       FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A
       WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE
       THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY
       DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A
       NOMINEE OF SUCH SUCCESSOR.

               CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ______________________ on February 1, 2006, and
       to pay interest thereon at the rate of 6.45% per annum, until the entire principal amount hereof is paid or duly provided for. This Note is one of a duly authorized series issued by the Company designated as the "6.45% Senior Notes due February 1, 2006" (herein called the
       "Notes").

       1. Interest.

          The Company will pay interest semiannually on August 1 and February 1 of each year ("Interest Payment Date"). Interest on the
       Notes will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Note, or, if no interest has been paid, from February 1, 1996. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from February 1, 1996.
       Interest will be computed on the basis of a 360-day year of twelve
       30-day months.

       2. Method of Payment.

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the July 15 or January 15 preceding the August 1 or February 1, as the case may be, on which the Interest Payment Date occurs ("Record Date"). Holders must surrender Notes to a Paying
       Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

       3. Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

       4. Indenture.

          The Company issued the Notes under an Indenture dated as of February 1, 1996 and a Supplemental Indenture dated as of February 1, 1996, each between the Company and the Trustee (collectively, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

       5. Redemption.

          The Notes may not be redeemed by the Company prior to their maturity. Notwithstanding the foregoing, each Holder and beneficial owner of a Note by accepting or otherwise acquiring an interest in the Note shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a Holder or beneficial owner must be licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option, (i) to require such person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Notes at a redemption price equal to the lesser of (A) such person's cost and (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority.
       The Company shall notify the trustee under the Indenture in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability.

       6. Denominations, Transfer, Exchange.

           The Notes are in registered form without coupons in minimum denominations of $100,000 and in integral multiples of $1,000 in denominations above $100,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

       7. Persons Deemed Owners.

          The Holder of a Note may be treated as the owner of it for all purposes.

       8. Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       9. Discharge Prior to Maturity.

          Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of and accrued interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

       10.     Amendment, Supplement, Waiver.

          Subject to certain exceptions requiring the consent of the Holders of each of the affected Notes, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment, supplement or waiver, and any past default or compliance with any provision as to the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide that the obligations of the Company hereunder may be represented solely in the records of the Company in addition to or in place of the issue of Notes or to make any change that does not materially adversely affect the rights of any Holder.

       11.     Restrictive Covenants.

          The Notes are general unsecured obligations of the Company limited to the aggregate principal amount of $200,000,000. The Indenture does not limit the Company from incurring unsecured Indebtedness other than the aggregate principal amount of indebtedness to be issued pursuant to the Supplemental Indenture. It does limit the ability of the Company and its subsidiaries to grant certain security interests in their property without equally and ratably securing the Notes and to engage in certain sale and leaseback transactions, subject to certain important exceptions described therein. Once a year the Company must report to the Trustee with respect to its compliance with such limitations.

       12.     Successor Corporation.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.
       13.     Defaults and Remedies.

          An Event of Default is: default for 30 days in payment of interest on any of the Notes; default in payment of principal of any of the Notes due and payable at maturity or otherwise; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or in the Notes; or the happening of an event of default under other Indebtedness of the Company entitling the holders thereof to declare at least $10,000,000 aggregate principal amount thereof due and payable, unless cured or waived in accordance with the provisions of the applicable instrument, or discharged within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding or unless the Company by appropriate proceedings is in good faith contesting such happening; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately in accordance with
       Section 6.02 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

       14.     Trustee Dealings with Company.

          First Interstate Bank of Nevada, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its subsidiaries or Affiliates, and may otherwise deal with the Company or its subsidiaries or Affiliates, as if it were not Trustee.

       15.     No Recourse Against Others.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

       16.     Authentication.

          This Note shall not be valid until the Trustee signs the certificate of authentication at the end of this Note.

       17.     Copies of the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                         Circus Circus Enterprises, Inc.
                         2880 Las Vegas Boulevard South
                         Las Vegas, Nevada 89109
                         Attention:  General Counsel


       18.     Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties, ) JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       19.     CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                 [Signature Page To Follow]


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this ___ day of _____________, 1996.



                                             By:

                                                Name:
                                                Title:



                                             By:

                                                Name:
                                                Title:

       (SEAL)








       TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

               This is one of the Notes of the series designated "6.45% Senior Notes due February 1, 2006," pursuant to the Indenture.


       First Interstate Bank of Nevada, N. A., as Trustee


       By:
          Authorized Signatory


                       ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to


       PLEASE INSERT SOCIAL
       SECURITY OR OTHER IDENTIFYING
       NUMBER OF ASSIGNEE


       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .
       . . . . . . . . .


       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .

         (Please Print or Typewrite Name and Address including Zip Code of Assignee)


       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       the within Note of __________________________________ and
       ______________ hereby does irrevocably constitute and appoint


       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.


       Dated: . . . . . . . . . . . . .      . . . . . . . . . . . . . . . . . .
       . . . . . . . . . . .

                              . . . . . . . . . . . . . . . . . . . . . . . . .
       . . . . . . . . . . .

       NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.


       Signature Guaranteed:




          Authorized Signature

Signature guarantee should be made by a
guarantor institution participating in the
Securities Transfer Agents Medallion Program or in such guarantee program acceptable to the Trustee.


                             ----------------

          AND WHEREAS, all acts and things necessary to make the Notes of this series, when executed by the Company and authenticated and delivered by or on behalf of the
Trustee as in this Supplemental Indenture provided, the valid, binding and legal obligations
of the Company, and to constitute these presents a valid indenture and agreement according
to its terms, have been done and performed;

          NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes of this series are executed, registered, authenticated, issued and delivered, and in
consideration of the premises, of the purchase and acceptance of such Notes by the holders
thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these
presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees
with the Trustee, for the equal and proportionate benefit of the respective holders from time
to time of such Notes, as follows:

                                 ARTICLE I

                   CREATION AND AUTHORIZATION OF SERIES

          There is hereby created and authorized the series of Notes entitled the "6.45%
Senior Notes due February 1, 2006", which shall be a closed series limited to
 $200,000,000
aggregate principal amount (except for Notes authenticated and delivered upon registration of
transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections
3.06, 3.07, 3.09 or 11.06).

                                ARTICLE II

               SPECIAL PROVISIONS APPLICABLE TO THIS SERIES

          (a) Officers signing the Notes for the Company may do so by manual signature. The Company's seal may be manually applied to the Notes.

          (b) The Supplemental Indenture and each Note of this series shall be governed by and construed in accordance with the laws of the State of Nevada, except as
otherwise required by mandatory provisions of law.

                        [Signature Page To Follow]
          IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the
day and year first above written.


                                   SIGNATURES


                                   CIRCUS CIRCUS ENTERPRISES, INC.



                                   BY:_______________________________
                                      Name:  Glenn W. Schaeffer
                                      Title: President and Chief
                                   Financial Officer


                                   FIRST INTERSTATE BANK OF
                                   NEVADA, N.A.



                                   BY:________________________________
                                      Name:
                                      Title: